WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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This schedule contains summary financial information extracted from the financial statements of Galoob Toys, Inc. for the quarter ended September 30, 1997, and is qualified in its entirety by reference to such financial statements.

           Article                                                   5
           Multiplier                                            1,000
           Period Type                                        3 months
           Fiscal year-end                           December 31, 1997
           Period Start                                   July 1, 1997
           Period End                               September 30, 1997

           Cash                                               $ 21,766
           Securities                                                0
           Receivables                                          83,329
           Allowances                                            8,168
           Inventory                                            23,402
           Current Assets                                      151,818
           PP&E                                                 17,036
           Depreciation                                          6,486
           Total Assets                                        183,635
           Current Liabilities                                  54,834
           Bonds                                                     0
           Common                                                  181
           Preferred Mandatory                                       0
           Preferred                                                 0
           Other - SE                                          124,335
           Total Liability and Equity                          183,635
           Sales                                                83,248
           Total Revenue                                        83,248
           CGS                                                  56,734
           Total Costs                                          56,734
           Other Expenses                                       41,367
           Loss Provision                                            0
           Interest Expense                                        134
           Income Pretax                                       (18,256)
           Income Tax                                           (7,121)
           Income Continuing                                   (11,135)
           Discontinued                                              0
           Extraordinary                                             0
           Changes                                                   0
           Net Income                                          (11,135)
           EPS - Primary                                          (.62)
           EPS - Diluted                                          (.62)






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